Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this registration statement on Form SB-2/A of our report dated April 13, 2007, which appears on page F-2, for the year ended December 31, 2006, and to reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
July 16, 2007